Exhibit 99.1

Stock Building Supply Announces Executive Team Appointments

Raleigh, NC – July 1, 2014 - Stock Building Supply Holdings, Inc. (Nasdaq: STCK), a large, diversified lumber and building materials distributor and solutions provider that sells primarily to new construction and remodeling contractors, today announced the appointment of Bryan J. Yeazel as Executive Vice President and Chief Operating Officer. In this role, Mr.Yeazel will lead the company’s regional operating businesses and integrated supply chain including sourcing, procurement, product management, fleet, logistics and safety.

In announcing this role, Jeff Rea, President and Chief Executive Officer, stated, “Our company has many exciting growth opportunities and this position provides our operating teams additional leadership and the support needed to further enhance our customer service capabilities both locally and across our extensive supply chain network. Bryan has been an influential executive leader with Stock for nearly 10 years and, in this new role, will provide focused growth leadership in support of our local operations and the numerous customers we serve daily.”

In connection with this appointment, C. Lowell Ball has been appointed Senior Vice President & General Counsel where he will lead the Company’s legal and risk management teams. “Lowell has been a strong leader for Stock since joining our company and has provided our local businesses with outstanding counsel and support.” Mr. Rea added, “I look forward to working with both Bryan and Lowell in their new roles to accelerate our growth strategy.”

Mr.Yeazel has been an executive officer of the company since 2005 having served most recently as the Executive Vice President, Chief Administrative Officer & General Counsel where he had responsibility for the company’s legal, integrated supply chain, human resources, and safety functions. Mr.Yeazel received his undergraduate degree from Wake Forest University and his juris doctor from the University of Notre Dame Law School.

Mr. Ball has been a legal officer of the company since 2010, serving most recently as Vice President and Deputy General Counsel, and prior to that held senior legal positions at other corporations and in private law practice. Mr. Ball received his undergraduate degree and juris doctor from the University of North Carolina – Chapel Hill.

About Stock Building Supply

Stock Building Supply operates in 21 metropolitan areas in 14 states primarily in the South and West regions of the United States (as defined by the U.S. Census Bureau). Today, we serve our customers from 69 strategically located facilities. We offer approximately 40,000 stock keeping units, as well as a broad range of customized products. Our customer base includes custom homebuilders, production homebuilders and remodeling contractors.

Forward-Looking Statements

This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Stock Building Supply Holdings, Inc.

Mark Necaise

Director, Investor Relations

(919) 431-1021

or

Solebury Communications Group LLC

Richard Zubek

(919) 431-1133